                                                                  EXHIBIT (b)(2)

                        FINANCING AND SECURITY AGREEMENT

                                     DATED


                             ____________ __, 1999


                                 BY AND BETWEEN

                                POLK AUDIO, INC.
                          BRITANNIA INVESTMENT CORP.,
                            POLK AUDIO EUROPE, INC.,
                                      AND
                           EOSONE INTERNATIONAL, INC

                                      AND

                               NATIONSBANK, N.A.
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                              FINANCING AGREEMENT

                 THIS FINANCING AGREEMENT (this "Agreement") is made this ___ day of April 1999, by and among POLK AUDIO, INC., a corporation organized under the laws of the State of Maryland ("Polk Audio"), BRITANNIA INVESTMENT CORP., a corporation organized under the laws of the State of Delaware ("Polk Investment"), POLK AUDIO EUROPE, INC., a corporation organized under the laws of the State of Maryland ("Polk Europe") and EOSONE INTERNATIONAL, INC., a corporation organized under the laws of the State of Maryland, ("Eosone"; each a "Borrower"; collectively, the "Borrowers"), jointly and severally and NATIONSBANK, N. A., a national banking association (the "Lender").

                                    RECITALS

                          A.      The Borrowers have applied to the Lender for
credit facilities consisting of (i) a revolving credit and letter of credit facility in the maximum principal amount of $4,000,000 and (ii) a term loan facility in the maximum principal amount of $7,000,000 to be used by the Borrowers for the Permitted Uses described in this Agreement.

                          B.      The Lender is willing to make those credit
facilities available jointly and severally to the Borrowers upon the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENTS

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 Section 1.1      Certain Defined Terms.

                 As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

                 "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of





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present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

                 "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

                 "Agreement" means this Financing Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 7.2 (Amendments; Waivers).

                 "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

                 "Assignee" means any Person to which the Lender assigns all or any portion of its interests under this Agreement, any Commitment, and any Loan, in accordance with the provisions of Section 7.5 (Assignments by Lender), together with any and all successors and assigns of such Person; "Assignees" means the collective reference to all Assignees.

                 "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, and any successor Laws.

                 "Borrower" means each Person defined as a "Borrower" in the preamble of this Agreement; "Borrowers" means the collective reference to all Persons defined as "Borrowers" in the preamble to this Agreement.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

                 "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.





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                 "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with maturities of six
(6) months or less from the date of acquisition.

                 "Closing Date" means the Business Day, in any event not later than June 24, 1999, on which the Lender shall be satisfied that the conditions precedent set forth in Section 4.1 (Conditions to Initial Advance) have been fulfilled or otherwise waived by the Lender.

                 "Commitment" means the Lender's Revolving Credit Commitment or Term Loan Commitment, as the case may be, and "Commitments" means the collective reference to the Revolving Credit Commitments and the Term Loan Commitments of the Lender.

                 "Committed Amount" means the Lender's Revolving Loan Committed Amount or the Term Loan Committed Amount, as the case may be, and "Committed Amounts" means collectively the Revolving Loan Committed Amount and the Term Loan Committed Amount of the Lender.

                 "Compliance Certificate" means a periodic Compliance Certificate described in Section 5.1.1 (Financial Statements).

                 "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

                 "Credit Facility" means the Revolving Credit Facility, the Letter of Credit Facility or the Term Loan Facility, as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility, the Letter of Credit Facility and the Term Loan Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

                 "Current Assets" means as to each Borrower and its Subsidiaries, at any date, the amount which, in accordance with GAAP consistently applied, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrowers and their Subsidiaries.

                 "Current Liabilities" means as to each Borrower and its Subsidiaries, at any date, the amount which, in accordance with GAAP consistently applied, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and their Subsidiaries.





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                 "Current Ratio" means for the date of any determination
thereof the ratio of (a) Current Assets to (b) Current Liabilities.

                 "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

                 "EBITDA" means as to the Borrowers for any period of determination thereof, the sum of (a) the operating income (or loss) before income taxes and/or subchapter S corporation distributions to shareholders of the Borrowers made for the purpose of funding payment of income taxes payable by shareholders of the Borrowers in connection with or arising from the taxable profits of the Borrowers, interest and other non-operating expenses, as determined in accordance with GAAP, plus (b) royalty income earned during such period, plus (c) depreciation and amortization of assets for such period less
(d) subchapter S corporation distributions above and beyond those distributions required to fully fund the payment of income taxes payable by shareholders of the Borrowers in connection with or arising from the taxable profits of the Borrowers.

                 "EBBITDA" means as to the Borrowers for any period of determination thereof, the sum of (a) EBITDA plus (b) cash bonuses and distributions paid or payable to officers of the Borrowers for such period, classified as operating expense on the books of the Borrowers, plus (c) subchapter S corporation distributions above and beyond those distributions required to fully fund the payment of income taxes payable by shareholders of the Borrowers in connection with or arising from the taxable profits of the Borrowers.

                 "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with
(a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, collection, maintenance, preservation, defense, protection or enforcement of all or any part of this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 7.10 (Enforcement Costs), and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations and/or the Financing Documents.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Event of Default" has the meaning described in ARTICLE VI (Default and Rights and Remedies).

                 "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to any one or more of the Borrowers by the Lender under this Agreement.

                 "Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents, including,





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without limitation, the Revolving Credit Unused Line Fees, Letter of Credit
Fees and the Origination Fee.

                 "Financing Documents" means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, any Interest Rate Protection Agreement and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any Borrower, any Guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.

                 "Fixed Charge Coverage Ratio After Bonuses" means the ratio of
(a) EBITDA plus rent expense for such period on real property leases with related party landlords to (b) Fixed Charges plus income taxes paid or payable in such period.

                 "Fixed Charge Coverage Ratio Before Bonuses" means the ratio of (a) EBBITDA plus rent expense for such period on real property leases with related party landlords to (b) Fixed Charges.

                 "Fixed Charges" means as to each Borrower and its Subsidiaries for any period of determination, the scheduled or required principal payments on all Funded Indebtedness (but excluding balloon payments), plus the sum of all interest paid or payable during such period, less the sum of all interest and dividend income received or receivable during such period, plus rent expense on real property leases with related party landlords, all calculated in accordance with GAAP consistently applied.

                 "Funded Indebtedness" means at any date, the aggregate of all interest bearing Indebtedness for Borrowed Money of each Borrower and its Subsidiaries, whether secured or unsecured, having a final maturity (or which by the terms thereof is renewable or extendible at the option of the obligor for a period ending) more than a year after that date.

                 "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

                 "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by any of the Borrowers is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.





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                 "Hazardous Materials Contamination" means the contamination
(whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any of the Borrowers or for which any of the Borrowers has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by any of the Borrowers, and any other contamination by Hazardous Materials for which any of the Borrowers is, or is claimed to be, responsible.

                 "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

                 "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under a employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any interest rate or currency swap agreements, cap, floor, and collar agreements, currency spot, foreign exchange and forward contracts and other similar agreements and arrangements; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

                 "Indemnified Parties" has the meaning set forth in Section
7.19 (Indemnification).

                 "Interest Rate Protection Agreement" and "Interest Rate Protection Agreements" mean any agreements between any of the Borrowers and the Lender, or any affiliate of the Lender, now existing or hereafter entered into, that provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the applicable Borrower's exposure to fluctuation in interest rates, currency valuation or commodity prices.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

                 "Inventory" means all inventory of each Borrower and all right, title and interest of each Borrower in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including,





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without limitation, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the any Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties, franchises, general intangibles, personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.

                 "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

                 "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

                 "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.3.1 (Letters of Credit).

                 "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by any one or more of the Borrowers in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified; and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

                 "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by any one or more of the Borrowers or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

                 "Letter of Credit Facility" means the facility established pursuant to Section 2.3 (Letter of Credit Facility).

                 "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.3.2 (Letter of Credit Fees).

                 "Letter of Credit Obligations" means the collective reference to all Obligations of any one or more of the Borrowers with respect to the Letters of Credit and the Letter of Credit Agreements.

                 "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.





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                 "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

                 "Loan" means each of the Revolving Loan or the Term Loan, as the case may be, and "Loans" means the collective reference to the Revolving Loan and the Term Loan.

                 "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

                 "Multi-employer Plan" means a Plan that is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

                 "Net Worth" means as to each of the Borrowers and its Subsidiaries at any date the excess of (a) the Assets, over (b) the Liabilities.

                 "Note" means any Revolving Credit Note or any Term Note, as the case may be, and "Notes" means collectively each Revolving Credit Note and each Term Note, and any other promissory note which may from time to time evidence all or any portion of the Obligations.

                 "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loans, and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender or its Affiliates of any nature whatsoever (including, without limitation, any obligations, liabilities or indebtedness, under or in connection with, any Interest Rate Protection Agreements), regardless of whether such indebtedness, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such debts, obligations and liabilities.

                 "Origination Fee" has the meaning described in Section 2.4.3 (Origination Fee).





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                 "Outstanding Letter of Credit Obligations" has the meaning described in Section 2.3.3 (Terms of Letters of Credit).

                 "Patents" means and includes, in each case whether now existing or hereafter arising, all of each Borrower's rights, title and interest in and to (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications,
(d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.

                 "PBGC" means the Pension Benefit Guaranty Corporation.

                 "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the respective Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting such Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; and
(c) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement.

                 "Permitted Uses" means (a) with respect to the Term Loan the payment of sums due to complete stock repurchases and redemptions and related expenses and (b) with respect to the Revolving Loan, the payment of expenses incurred in the ordinary course of any Borrower's business.

                 "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

                 "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

                 "Post-Default Rate" means with respect to all of the Obligations, the Prime Rate in effect from time to time, plus three percent (3%) per annum.

                 "Prepayment" means a Revolving Loan Optional Prepayment or a Term Loan Optional Prepayment, as the case may be, and "Prepayments" mean collectively all Revolving Loan Optional Prepayments and all Term Loan Optional Prepayments.

                 "Pricing Ratio" means the ratio of Funded Debt to EBITDA.

                 "Prime Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of the Lender, as established and declared by the Lender at any time or from time to time. The Prime Rate shall be adjusted automatically, without notice, as of the effective date of any change in such prime commercial lending rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.

                 "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder.

                 "Responsible Officer" means for each Borrower, its chief executive officer or president or, with respect to financial matters, its chief financial officer.

                 "Revolving Credit Commitment" means the agreement of the Lender relating to the making the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

                 "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

                 "Revolving Credit Committed Amount" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

                 "Revolving Credit Expiration Date" means September 30, 2000.

                 "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility).

                 "Revolving Credit Note" has the meanings described in Section
2.1.3 (Revolving Credit Notes).

                 "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 6.2 (Remedies) or otherwise.

                 "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.6 (Revolving Credit Unused Line Fee).

                 "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

                 "Revolving Loan Account" has the meaning described in Section
2.1.5 (Revolving Loan Account).

                 "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.4 (Optional Prepayment of Revolving Loan).





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
                 "Security Agreement" has the meaning described in Section
2.1.7 (Increase of Revolving Credit Committed Amount).

                 "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

                 "State" means the State of Maryland.

                 "Subordinated Indebtedness" means all Indebtedness incurred at any time by any one or more of the Borrowers, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.

                 "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by any Borrower and/or by one or more Subsidiaries of any Borrower.

                 "Tangible Net Worth" means as to each of the Borrowers and its Subsidiaries at any date of determination thereof, the sum at such time of:
the Net Worth less the total of (a) all Assets which would be classified as intangible assets under GAAP consistently applied, (b) leasehold improvements,
(c) applicable reserves, allowances and other similar properly deductible items to the extent such reserves, allowances and other similar properly deductible items have not been previously deducted by the Lender in the calculation of Net Worth, (d) any revaluation or other write-up in book value of assets subsequent to the date of the most recent financial statements delivered to the Lender, and (e) the amount of all loans and advances to, or investments in, any Person, excluding Cash Equivalents and deposit accounts maintained by the Borrower or its Subsidiaries with any financial institution.

                 "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any or all of the Borrowers or any of its or their properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

                 "Term Loan" has the meaning described in Section 2.2.1 (Term Loan Commitment).

                 "Term Loan Commitment" and "Term Loan Commitments" have the meanings described in Section 2.2.1 (Term Loan Commitment).

                 "Term Loan Committed Amount" has the meaning described in
Section 2.2.1 (Term Loan Commitment).

                 "Term Loan Facility" means the facility established by the Lender pursuant to Section 2.2 (Term Loan Facility).

                 "Term Loan Optional Prepayment" and "Term Loan Optional Prepayments" have the meanings described in Section 2.2.4 (Optional Prepayments of Term Loan).

                 "Term Note" has the meaning described in Section 2.2.2 (The Term Note).

                 "Trademarks" means and includes in each case whether now existing or hereafter arising, all of each Borrower's rights, title and interest in and to (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and
(f) all rights corresponding to any of the foregoing throughout the world.

                 "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

                 "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by a Borrower and/or by one or more Wholly Owned Subsidiaries of a Borrower.

                 Section 1.2      Accounting Terms and Other Definitional
Provisions.

                 Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person.
All terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified. Reference in this Agreement and the other Financing Documents to the "Borrower", the "Borrowers", "each Borrower" or otherwise with respect to any one or more of the Borrowers shall mean each and every Borrower and any one or more of the Borrowers, jointly and severally, unless a specific Borrower is expressly identified.

                                   ARTICLE II
                             THE CREDIT FACILITIES

                 Section 2.1      The Revolving Credit Facility.

                                  2.1.1    Revolving Credit Facility.

                                  Subject to and upon the provisions of this
Agreement, the Lender agrees to establish a revolving credit facility in favor of the Borrowers. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement collectively as the "Revolving Loan".

                                  The principal amount of Four Million Dollars
($4,000,000) is the "Revolving Credit Committed Amount"; provided, however, the maximum principal amount which may be advanced and outstanding at any time shall not exceed Two Million Dollars ($2,000,000) until such time as the Borrowers have complied with the provisions of Section 2.1.7 (Increase of Revolving Credit Committed Amount).

                                  During the Revolving Credit Commitment
Period, any or all of the Borrowers may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to any Borrower's request the aggregate outstanding principal balance of the Revolving Loan and all Letter of Credit Obligations would not exceed the Revolving Credit Committed Amount less the aggregate amount of all Obligations (fixed or contingent) with respect to Interest Rate Protection Agreements.

                                  2.1.2    Procedure for Making Advances Under
the Revolving Loan; Lender Protection Loans.

                                  The Borrowers may borrow under the Revolving
Credit Facility on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of a Borrower with the Lender or shall be otherwise applied as directed by the Borrowers, which direction the Lender may require to be in writing. Not later than 10:00 a.m. (Baltimore, Maryland Time) on the date of the requested borrowing, the Borrowers shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrowers within three (3) Business Days after the making of the requested advance under the Revolving Loan. Each Loan Notice shall be irrevocable. Notwithstanding the foregoing provisions, the Lender and the Borrowers may from time to time agree to make advances pursuant to an "auto-borrow" and "zero balance" or other similar arrangement, subject however to the conditions and limitations set out herein.

                                  In addition, each of the Borrowers hereby
irrevocably authorize the Lender at any time and from time to time, without further request from or notice to the Borrowers, to make advances under the Revolving Loan which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of the Lender under this Agreement, including, without limitation, advances under the Revolving Loan made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, any Loan, the Obligations (including any Letter of Credit Obligations), and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lender may advance hereunder exceeds the Revolving Credit Committed Amount.

                                  2.1.3    Revolving Credit Note.

                                  The obligation of the Borrowers to pay the
Revolving Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT A-1 attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount.
Each of the Borrowers acknowledge and agree that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the rates provided from time to time for advances under the Revolving Loan evidenced by the Revolving Credit Note and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

                                  2.1.4    Optional Prepayments of Revolving
Loan.

                                  The Borrowers shall have the option at any
time and from time to time to prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty.

                                  2.1.5    Revolving Loan Account.

                                  The Lender will establish and maintain a loan
account on its books (the "Revolving Loan Account") to which the Lender will
(a) debit (i) the principal amount of each advance under the Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrowers to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrowers to the Lender on account of the Revolving Loan as of the date made. The Lender may debit the Revolving Loan Account for the amount of any Item of Payment that is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be presumed to be correct, and shall constitute an account stated between the Lender and the Borrowers unless the Lender receives specific written objection thereto from any Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender.

                                  2.1.6    Revolving Credit Unused Line Fee.

                                  The Borrowers shall pay to the Lender a
monthly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to twenty (20) basis points per annum on the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each calendar month. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrowers to the Lender on the first day of each month, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

                                  2.1.7    Increase of Revolving Credit
Committed Amount.

                                  Upon the Borrowers, execution and delivery of
(a) the Security Agreement attached hereto as EXHIBIT B and made a part hereof and (b) financing statements necessary to perfect the security interests granted pursuant to the Security Agreement, the maximum principal amount of the Revolving Credit Facility shall be increased to the lesser of (y) $4,000,000 or
(z) eighty percent (80%) of the Borrowers' Accounts.

                 Section 2.2      The Term Loan Facility.

                                  2.2.1    Term Loan Commitment.

                                  Subject to and upon the provisions of this
Agreement, the Lender agrees to make a loan (the "Term Loan") to the Borrowers on the Closing Date in the maximum principal amount of Seven Million Dollars ($7,000,000) (herein called the "Term Loan Committed Amount"). The obligation of the Lender to make the Term Loan is herein called its "Term Loan Commitment" and such obligation of the Lender is herein called its "Term Loan Commitment".

                                  2.2.2    Procedure for Making Advances Under
the Term Loan.

                                  The Borrowers may borrow under the Term Loan
Facility on any Business Day through and including April 30, 2000. Advances under the Term Loan shall be deposited to a demand deposit account of a Borrower with the Lender or shall be otherwise applied as directed by the Borrowers, which direction the Lender may require to be in writing. Not later than 10:00 a.m. (Baltimore, Maryland Time) on the date of the requested borrowing, the Borrowers shall give the Lender a Loan Notice of the amount and the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrowers within three (3) Business Days after the making of the requested advance under the Term Loan. Each Loan Notice shall be irrevocable.

                                  2.2.3    The Term Note.

                                  The obligation of the Borrowers to pay the
Term Loan with interest shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Term Note") substantially in the form of EXHIBIT A-2 attached hereto and made a part hereof with appropriate insertions. The Term Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Term Note, and shall be in the principal amount of the Term Loan Committed Amount.

                                  2.2.4    Optional Prepayments of Term Loan.

                                  The Borrowers may, at their option, at any
time and from time to time, prepay (each a "Term Loan Optional Prepayment" and collectively the "Term Loan Optional Prepayments") the Term Loan, in whole or in part, upon five (5) Business Days prior written notice, specifying the date and amount of prepayment. The amount to be so prepaid, together with interest accrued thereon to date of prepayment if the amount is intended as a prepayment of the Term Loan in whole, shall be paid by the Borrowers to the Lender on the date specified for such prepayment. Partial Term Loan Optional Prepayments shall be applied first to all accrued and unpaid interest on the principal of the Term Note, then to the balloon payments due at maturity and then to principal against the principal installments in the inverse order of their maturity.


                 Section 2.3      The Letter of Credit Facility.

                                  2.3.1    Letters of Credit.

                                  Subject to and upon the provisions of this
Agreement, and as a part of the Revolving Credit Commitment, each of the Borrowers, upon the prior approval of the Lender, may obtain commercial letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrowers will not be entitled to obtain a Letter of Credit unless the Borrowers are then able to obtain a Revolving Loan from the Lender in an amount not less than the proposed face amount of the Letter of Credit requested by the Borrowers.

                                  2.3.2    Letter of Credit Fees.

                                  Prior to or simultaneously with the opening
of each Letter of Credit, the Borrowers shall pay to the Lender, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to one and one-quarter percent (1-1/4%) per annum of the face amount of the Letter of Credit. The Letter of Credit Fees shall be paid upon the opening of each Letter of Credit and upon each anniversary thereof, if any. In addition, the Borrowers shall pay to the Lender, for its own account, any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement.

                                  2.3.3    Terms of Letters of Credit;
Post-Expiration Date Letters of Credit.

                                  Each Letter of Credit shall (a) be opened
pursuant to a Letter of Credit Agreement and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date (each a "Post-Expiration Date Letter of Credit" and collectively, the "Post-Expiration Date Letters of Credit"), effective as of the Business Day preceding the Revolving Credit Termination Date and without prior notice to or the consent of the Borrowers, the Lender shall make advances under the

Revolving Loan for the account of the Borrowers in the aggregate face amount of all such Letters of Credit. The Lender shall deposit the proceeds of such advances into one or more non-interest bearing accounts with and in the name of the Lender and over which the Lender alone shall have exclusive power of access and withdrawal (collectively, the "Letter of Credit Cash Collateral Account"). The Letter of Credit Cash Collateral Account is to be held by the Lender as additional collateral and security for any Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. The Borrowers hereby assign, pledge, grant and set over to the Lender a first priority security interest in, and Lien on, all of the funds on deposit in the Letter of Credit Cash Collateral Account, together with any and all proceeds (cash and non-cash) and products thereof as additional collateral and security for the Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. The Borrowers acknowledge and agree that the Lender shall be entitled to fund any draw or draft on any Post-Expiration Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account without notice to or consent of the Borrowers or the Lender. The Borrowers further acknowledge and agree that the Lender's election to fund any draw or draft on any Post-Expiration Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect the Borrowers' obligation to pay any Letter of Credit Obligations under or relating to the Post-Expiration Date Letters of Credit. At such time as all Post-Expiration Date Letters of Credit have expired and all Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit have been paid in full, the Lender agrees to apply the amount of any remaining funds on deposit in the Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations under the Revolving Credit Facility in such order and manner as the Lender shall determine in its sole and absolute discretion in accordance with the provisions of this Agreement.

                                  The aggregate face amount of all Letters of
Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, including, without limitation, any and all Post-Expiration Date Letters of Credit, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender and for which the Lender has been reimbursed by the Borrowers in full in accordance with Section 2.3.5 (Payments of Letters of Credit) and the Letter of Credit Agreements, and for which the Lender has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the "Outstanding Letter of Credit Obligations".


                                  2.3.4    Procedures for Letters of Credit.

                                  The Borrowers shall give the Lender written
notice at least three (3) Business Days prior to the date on which the Borrower desires the Lender to issue a Letter of Credit. Such notice shall be accompanied by a duly executed Letter of Credit Agreement specifying, among other things: (a) the name and address of the intended beneficiary of the Letter of Credit, (b) the requested face amount of the Letter of Credit, (c) whether the Letter of Credit is to be revocable or irrevocable, (d) the Business Day on which the Letter of Credit is to be opened and the date on which the Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Letter of Credit, and (f) any other terms or provisions the Borrowers desire to be contained in the Letter of Credit. Such notice shall also be accompanied by such other information, certificates, confirmations, and other items as the Lender may require to assure that the Letter of Credit is to be issued in accordance with the provisions of this Agreement and a Letter of Credit Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of a Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Agreement. Upon (x) receipt of such notice, (y) payment of all Letter of Credit Fees and all other Fees payable in connection with the issuance of such Letter of Credit, and (z) receipt of a duly executed Letter of Credit Agreement, the Lender shall process such notice and Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

                                  2.3.5    Payments of Letters of Credit.

                                  The Borrowers hereby promise to pay to the
Lender, ON DEMAND and in United States Dollars, the following which are herein collectively referred to as the "Current Letter of Credit Obligations":

                                           (a)     the amount which the Lender
has paid or will be required to pay under each draft or draw on a Letter of Credit when drafted or drawn, whether such demand be in advance of the Lender's payment or for reimbursement for such payment;

                                           (b)     any and all reasonable
charges and expenses which the Lender may pay or incur relative to the Letter of Credit and/or such draws or drafts; and

                                           (c)     interest on the amounts
described in (a) and (b) not paid by the Borrowers as and when due and payable under the provisions of (a) and (b) above from the day the same are due and payable until paid in full at a rate per annum equal to the then current highest rate of interest on the Revolving Loan.

                 Section 2.4      General Financing Provisions.

                                  2.4.1    Borrowers' Representatives.

                                  The Borrowers hereby represent and warrant to
the Lender that each of them will derive benefits, directly and indirectly, from each Letter of Credit and from each Loan, both in their separate capacity and as a member of the integrated group to which each of the Borrowers belong and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (a) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by the Borrowers individually, and (b) the Borrowers' additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to the Borrowers of the financing. The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the benefits of Letters of Credit and the proceeds of Loans, provided, however, that the Borrowers shall be deemed to have represented and warranted to the Lender at the time of allocation that each benefit and use of proceeds is a Permitted Use.

                                  For administrative convenience, each Borrower
hereby irrevocably appoints Polk Audio as the Borrower's attorney-in-fact, with power of substitution (with the prior written consent of the Lender in the exercise of its sole and absolute discretion), in the name of Polk Audio or in the name of the Borrower or otherwise to take any and all actions with respect to the this Agreement, the other Financing Documents and/or the Obligations as Polk Audio may so elect from time to time, including, without limitation, actions to (i) request advances under the Loans, apply for and direct the benefits of Letters of Credits, and direct the Lender to disburse or credit the proceeds of any Loan directly to an account of Polk Audio, any one or more of the Borrowers or otherwise, which direction shall evidence the making of such Loan and shall constitute the acknowledgement by each of the Borrowers of the receipt of the proceeds of such Loan or the benefit of such Letter of Credit,
(ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of the Borrower or in the name of Polk Audio. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Lender, and may be exercised from time to time through Polk Audio's duly authorized officer, officers or other Person or Persons designated by Polk Audio to act from time to time on behalf of Polk Audio.

                                  Each of the Borrowers hereby irrevocably
authorizes the Lender to make Loans to any one or more of the Borrowers, and hereby irrevocably authorizes the Lender to issue or cause to be issued Letters of Credit for the account of any or all of the Borrowers, pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Borrowers on file with the Lender and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of Polk Audio under the provisions of the most recent certificate of corporate resolutions and/or incumbency for Polk Audio on file with the Lender.

                                  The Lender assumes no responsibility or
liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrowers in connection with the Credit Facilities, any Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement. Without implying any limitation on the joint and several nature of the Obligations, the Lender agrees that, notwithstanding any other provision of this Agreement, the Borrowers may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement. The Borrowers agree among themselves, and the Lender consents to that agreement, that each Borrower shall have rights of contribution from all of the other Borrowers to the extent such Borrower incurs Obligations in excess of the proceeds of the Loans received by, or allocated to purposes for the direct benefit of, such Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Lender agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. Each Borrower hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. Each Borrower shall not evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security. Notwithstanding anything contained in this Agreement to the contrary, the amount covered by each Borrower under the Obligations (including, without limitation, Section 2.4.8 (Guaranty)) shall be limited to an aggregate amount (after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Borrower in respect of the Obligations) which, together with other amounts owing by such Borrowers to the Lender under the Obligations, is equal to the largest amount that would not be subject to avoidance under the Bankruptcy Code or any applicable provisions of any applicable, comparable state or other Laws.

                                  2.4.2    Use of Proceeds of the Loans.

                                  The proceeds of each advance under the Loans
shall be used by the Borrowers for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing. The Borrowers shall use the proceeds of the Loans promptly.

                                  2.4.3    Origination Fee.

                                  The Borrowers shall pay to the Lender on or
before the Closing Date a loan origination fee (the "Origination Fee") in the amount of Thirty Five Thousand Dollars ($35,000), which fee has been fully earned and is non-refundable.

                                  2.4.4    Computation of Interest and Fees.

                                  All applicable Fees and interest shall be
calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced.

                                  2.4.5    Payments.

                                  All payments of the Obligations, including,
without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrowers without setoff or counterclaim to the Lender (except as otherwise provided herein) at the Lender's office specified in Section 7.1 (Notices) in immediately available funds not later than noon (Baltimore, Maryland Time) on the due date of such payment. All payments received by the Lender after such time shall be deemed to have been received by the Lender for purposes of computing interest and Fees and otherwise as of the next Business Day. Payments shall not be considered received by the Lender until such payments are paid to the Lender in immediately available funds.

                                  2.4.6    Liens; Setoff.

                                  The Borrowers hereby grant to the Lender a
continuing Lien for all of the Obligations upon any and all monies, securities, and other property of the Borrowers and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender, and/or any Affiliate of the Lender, from or for the Borrowers, and also upon any and all deposit accounts (general or special) and credits of the Borrowers, if any, with the Lender or any Affiliate of the

Lender, at any time existing, excluding any deposit accounts held by the Borrowers in their capacity as trustee for Persons who are not Borrowers or Affiliates of the Borrowers. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrowers at any time and from time to time, without notice to the Borrowers, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

                                  2.4.7    Requirements of Law.

                                  In the event that the Lender shall have
determined in good faith that (a) the adoption of any Laws regarding capital adequacy, or (b) any change therein or in the interpretation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender, as a consequence of the obligations of the Lender hereunder to a level below that which the Lender or any corporation controlling the Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender and the corporation controlling the Lender, with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, after submission by the Lender to the Borrowers of a written request therefor and a statement of the basis for such determination, the Borrowers shall pay to the Lender such additional amount or amounts in order to compensate for such reduction.

                                  2.4.8    Guaranty.

                                           (a) Each Borrower hereby
unconditionally and irrevocably, guarantees to the Lender:

                                                  (i)       the due and
                          punctual payment in full (and not merely the collectibility) by the other Borrowers of the Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Notes and the other Financing Documents;

                                                  (ii)      the due and
                          punctual payment in full (and not merely the collectibility) by the other Borrowers of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Notes or any of the other Financing Documents;

                                                  (iii)     the due and punctual
                          performance by the other Borrowers of all of the other terms, covenants and conditions contained in the Financing Documents; and

                                                  (iv)      all the other
                          Obligations of the other Borrowers.

                                           (b) The obligations and liabilities
of each Borrower as a guarantor under this Section 2.4.8 shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, any of the Notes or any of the Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Borrower in its capacity as a guarantor expressly agrees that the Lender may, in its sole and absolute discretion, without notice to or further assent of such Borrower and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Borrower as a guarantor hereunder:

                                                  (i)       waive compliance
                          with, or any defaults under, or grant any other indulgences under or with respect to any of the Financing Documents;

                                                  (ii)      modify, amend,
                          change or terminate any provisions of any of the Financing Documents;

                                                  (iii)     grant extensions
                          or renewals of or with respect to the Credit
                          Facilities, the Notes or any of the other Financing Documents;

                                                  (iv)      effect any release,
                          subordination, compromise or settlement in connection with this Agreement, any of the Notes or any of the other Financing Documents;

                                                   (v)       agree to the
                          substitution, exchange, release or other disposition of any collateral for the Loans or to the subordination of any lien or security interest therein;

                                                   (vi)      make advances for
                          the purpose of performing any term, provision or covenant contained in this Agreement, any of the Notes or any of the other Financing Documents with respect to which the Borrowers shall then be in default;

                                                   (vii)     make future
                          advances pursuant to the Financing Agreement or any of the other Financing Documents;

                                                   (viii)    assign, pledge,
                          hypothecate or otherwise transfer the Commitments, the Obligations, the Notes, any of the other Financing Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

                                                   (ix)      deal in all
                          respects with the other Borrowers as if this Section
                          2.4.8 were not in effect;

                                                   (x)       effect any release,
                          compromise or settlement with any of the other Borrowers, whether in their capacity as a Borrower or as a guarantor under this Section 2.4.8, or any other guarantor; and

                                                   (xi)      provide debtor-in-
                          possession financing or allow use of cash collateral in proceedings under the Bankruptcy Code, it being expressly agreed by all Borrowers that any such financing and/or use would be part of the Obligations.

                                           (c) The obligations and liabilities
of each Borrower, as guarantor under this Section 2.4.8, shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that a Borrower may have against any one or more of the other Borrowers, the Lender, and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Lender of any remedies it may have against the Borrowers with respect to this Agreement, the Notes or any of the other Financing Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Lender shall not be required to make any demand upon any of the Borrowers, or otherwise pursue, enforce or exhaust its remedies against the Borrowers either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Borrower under this Section 2.4.8, either in the same action, if any, brought against any one or more of the Borrowers or in separate actions or proceedings, as often as the Lender may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Borrowers, in their respective capacities as borrowers and guarantors under this Section 2.4.8, or under any of the Financing Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this Section 2.4.8 in any manner whatsoever, and this
Section 2.4.8 shall remain and continue in full force and effect. It is the intent and purpose of this Section 2.4.8 that each Borrower shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Borrowers agree that they shall be liable for the full amount of the obligations and liabilities under this
Section 2.4.8, regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, that may result from any such proceedings.

                                           (d) Each Borrower, as guarantor under
this Section 2.4.8, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

                                                   (i)       presentment and
                          demand for payment of the Obligations and protest of non-payment;

                                                   (ii)      notice of
                          acceptance of this Section 2.4.8 and of presentment, demand and protest thereof;

                                                   (iii)     notice of any
                          default hereunder or under the Notes or any of the other Financing Documents and notice of all indulgences;

                       (iv) notice of any increase in the amount of any portion of or all of the indebtedness guaranteed by this Section 2.4.8;

                       (v) demand for observance, performance or enforcement of any of the terms or provisions of this Section 2.4.8, the Notes or any of the other Financing Documents;

                       (vi) all errors and omissions in connection with the Lender's administration of all indebtedness guaranteed by this Section 2.4.8, except errors and omissions resulting from acts of bad faith, gross negligence or willful misconduct;

                       (vii) any right or claim of right to cause a marshalling of the assets of any one or more of the other Borrowers;

                       (viii) any act or omission of the Lender which changes the scope of the risk as guarantor hereunder; and

                       (ix) all other notices and demands otherwise required by law which the Borrower may lawfully waive.

                   Within ten (10) days following any request of the Lender so to do, each Borrower will furnish the Lender and such other persons as the Lender may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Section 2.4.8.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      Section 3.1  Representations and Warranties.

      The Borrowers, for themselves and for each other, represent and warrant to the Lender, as follows:

                   3.1.1    Subsidiaries.

                   The Borrowers have the Subsidiaries listed on EXHIBIT B attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on EXHIBIT B, which correctly indicates the nature and amount of each Borrower's ownership interests therein.

                   3.1.2    Good Standing.

                   Each Borrower and its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary except where the failure to be qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of any Borrower.

                   3.1.3    Power and Authority.

                   Each Borrower has full corporate power and authority to execute and deliver this Agreement, and the other Financing Documents to which it is a party, to make the borrowings and request Letters of Credit under this Agreement and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of any Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, or any of the other Financing Documents or the performance by any Borrower of the Obligations.

                   3.1.4    Binding Agreements.

                   This Agreement and the other Financing Documents executed and delivered by the Borrowers have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrowers and are fully enforceable against each of the Borrowers in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                   3.1.5    No Conflicts.

                   Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by any Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) any Borrower's charter or bylaws, (b) any existing mortgage, indenture, contract or agreement binding on any Borrower or affecting its property, or (c) any Laws.

                  3.1.6     No Defaults, Violations.

                            (a)   No Default or Event of Default has occurred
and is continuing.

                            (b)   None of the Borrowers nor any of their
respective Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of any Borrower, or which could materially adversely affect the ability of any Borrower to perform its obligations under this Agreement or the other Financing Documents, to which any Borrower is a party.

                   3.1.7    Compliance with Laws.

                   None of the Borrowers nor any of their respective Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting any Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of any Borrower and/or its Subsidiaries.

                   3.1.8    Margin Stock.

                   Except as disclosed to the Lender, none of the proceeds of the Loans will be used, directly or indirectly, by any Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part
207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

                   3.1.9    Investment Company Act; Margin Securities.

                   None of the Borrowers nor any of their respective Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. None of the Borrowers nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

                   3.1.10   Litigation.

                   Except as otherwise disclosed on Schedule 3.1.10 attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as any Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of any Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of any Borrower.

                   3.1.11   Financial Condition.

                   The consolidated financial statements of the Borrowers dated December 27, 1998, are complete and correct and fairly present the financial position of each of the Borrowers and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of any Borrower or any Subsidiary as of the date of such financial statements that are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of any Borrower or any Subsidiary since the date of such financial statements and to the Borrowers' knowledge no such adverse change is pending or threatened. None of the Borrowers nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

                   3.1.12   Full Disclosure.

                   The financial statements referred to in Section 3.1.11 (Financial Condition) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by any Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to any Borrower which such Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents that materially and adversely affects or in the future could, in the reasonable opinion of that Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of any Borrower or of any Subsidiary.

                   3.1.13   Indebtedness for Borrowed Money.

                   Except for the Obligations and except as set forth in
Schedule 3.1.13 attached to and made a part of this Agreement, the Borrowers have no Indebtedness for Borrowed Money. The Lender has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in Schedule 3.1.13, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

                   3.1.14   Taxes.

                   Each of the Borrowers and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrowers, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by a Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrowers were as of the date of audited financial statements referred to in Section 3.1.11 (Financial Condition), and are now, adequately provided for on the books of the Borrowers and its Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against any Borrower for Taxes in excess of those already paid.

                   3.1.15   ERISA.

                   With respect to any Plan that is maintained or contributed to by any Borrower and/or by any Commonly Controlled Entity or as to which any of the Borrowers retains material liability: (a) no "accumulated funding deficiency" as defined in Code Section 412 or

ERISA Section 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred other than events for which reporting has been waived or that are unlikely to result in material liability for any of the Borrowers; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither any Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers; (e) neither any Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA Section 4205 with respect to any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers; (f) no Multi-employer Plan to which any Borrower or any Commonly Controlled Entity has an obligation to contribute is to the knowledge of the Borrowers, in "reorganization" within the meaning of ERISA Section 4241 nor has notice been received by any Borrower or any Commonly Controlled Entity that such a Multi-employer Plan will be placed in "reorganization."

                   3.1.16   Title to Properties.

                   The Borrowers have good and marketable title to all of their respective properties, including, without limitation, the properties and assets reflected in the balance sheets described in Section 3.1.11 (Financial Condition), with immaterial exceptions.

                   3.1.17   Patents, Trademarks, Etc.

                   Each of the Borrowers and its Subsidiaries owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 3.1.11 (Financial Condition).

                   3.1.18 Presence of Hazardous Materials or Hazardous Materials Contamination.

                   To the best of each Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of any Borrower or for which any Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by a Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by any Borrower or for which any Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

                   3.1.19   Year 2000 Compliance.

                   Each Borrower has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' businesses and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by any of the Borrowers or any of their Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,

1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrowers believe that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be 'Year 2000 compliant"), except to the extent that a failure to do so could not reasonably expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of any of the Borrowers.

              Section 3.2    Survival; Updates of Representations and
                             Warranties.

              All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time of the making of, each advance under the Loans or the issuance of each Letter of Credit, except that the representations and warranties which relate to the financial statements which are referred to in
Section 3.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 5.1.1 (Financial Statements).

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      Section 4.1  Conditions to the Initial Advance and
                   Initial Letter of Credit.

              The making of the initial advance under the Loans and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                   4.1.1   Organizational Documents -
                           Borrowers.

                   The Lender shall have received for each
      Borrower:

                           (a) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation of such Borrower;

                           (b) a certificate of qualification to do business for such Borrower certified by the Secretary of State or other Governmental Authority of each state in which such Borrower conducts business;

                           (c) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of such Borrower covering:

                                    (i)  true and complete copies of that
              Borrower's corporate charter, bylaws, and all amendments thereto;

                                    (ii)   true and complete copies of the
              resolutions of its Board of Directors authorizing (A) the execution, delivery and performance of the Financing Documents to which it is a party and (B) the borrowings hereunder;

                                     (iii) the incumbency, authority and
              signatures of the officers of such Borrower authorized to sign this Agreement and the other Financing Documents to which such Borrower is a party; and

                                     (iv)  the identity of such Borrower's
              current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

                   4.1.2   Opinion of Borrowers' Counsel.

                   The Lender shall have received the favorable opinion of counsel for the Borrowers addressed to the Lender in form satisfactory to the Lender.

                   4.1.3    Consents, Licenses, Approvals, Etc.

                   The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

                   4.1.4    Notes.

                   The Lender shall have received Term Note and the Revolving Credit Note, each conforming to the requirements hereof and executed by a Responsible Officer of each Borrower and attested by a duly authorized representative of each Borrower.

                   4.1.5    Financing Documents.

                   Each Borrower shall have executed and delivered the Financing Documents to be executed by it.

                   4.1.6    Other Financing Documents.

                   In addition to the Financing Documents to be delivered by the Borrowers, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrowers.

                   4.1.7    Other Documents, Etc.

                   The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

                   4.1.8    Payment of Fees.

                   The Lender shall have received payment of any Fees due on or before the Closing Date.

                   4.1.9    Insurance Certificate.

                   The Lender shall have received an insurance certificate in accordance with the provisions of Section 5.1.8 (Insurance).

      Section 4.2  Conditions to all Extensions of Credit.

      The making of all advances under the Loans and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                   4.2.1    Compliance.

                   Each Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

                   4.2.2    Default.

                   There shall exist no Event of Default or Default hereunder.

                   4.2.3    Representations and Warranties.

                   The representations and warranties of each of the Borrowers contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loans or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in
Section 3.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 5.1.1 (Financial Statements).

                   4.2.4    Adverse Change.

                   No adverse change shall have occurred in the condition (financial or otherwise), operations or business of any Borrower that would, in the good faith judgment of the Lender, materially impair the ability of that Borrower to pay or perform any of the Obligations.

                   4.2.5    Legal Matters.

                   All legal documents incident to each advance under the Loans and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Lender.

                                   ARTICLE V
                           COVENANTS OF THE BORROWERS

      Section 5.1  Affirmative Covenants.

      So long as any of the Obligations (or any the Commitments therefor) shall be outstanding hereunder, the Borrowers agree jointly and severally with the Lender as follows:

                   5.1.1    Financial Statements.

                   The Borrowers shall furnish to the Lender:

                           (a) Annual Statements and Certificates. The
Borrowers shall furnish to the Lender as soon as available, but in no event more than ninety (90) days after the close of the Borrowers' fiscal years, (i) a copy of the annual audited financial statement in reasonable detail satisfactory to the Lender relating to the Borrowers and their Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Lender, which financial statement shall include a consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of the Borrowers and their Subsidiaries for such fiscal year, and (ii) a detailed computation of each financial covenant in this Agreement which is applicable for the period reported and consolidated and consolidating budget and pro form financial statements on a month-to-month basis for the current fiscal year, each prepared by a Responsible Officer of the Borrowers in a format acceptable to the Lender.

                            (b) Annual Opinion of Accountant. The Borrowers
  shall furnish to the Lender as soon as available, but in no event more than ninety (90) days after the close of the Borrowers' fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrowers and their Subsidiaries (i) stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto and (ii) acknowledging that the Lender will rely on the statement and that the Borrowers know of the intended reliance by the Lender; provided, however, it shall not constitute a Default if the Borrowers' accountant does not , as a matter of general policy, provide such letters or opinions.

                            (c) Quarterly Statements and Certificates. The
Borrowers shall furnish to the Lender as soon as available, but in no event more than forty-five (45) days after the close of the Borrowers' fiscal quarters, consolidated and consolidating balance sheets of the Borrowers and its Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, projected cash flow on a month to month basis and projected income statements, and a detailed computation of each financial covenant in this Agreement which is applicable for the period reported and a cash flow projection report on a month-to-month basis, each prepared by a Responsible Officer of or on behalf of each Borrower in a format acceptable to the Lender, all as prepared and certified by a Responsible Officer of the Borrowers and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                            (d) Additional Reports and Information. The
Borrowers shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

                   5.1.2    Reports to SEC and to Stockholders.

                   The Borrowers will furnish to the Lender, promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices and proxy statements sent by any Borrower to its stockholders, and of all regular and other reports filed by any Borrower with any securities exchange or with the Securities and Exchange Commission.

                   5.1.3    Recordkeeping, Rights of Inspection, Etc.

                            (a) Each of the Borrowers shall, and shall cause
each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                            (b) Each of the Borrowers shall, and shall cause
each of its Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties of the Borrowers and its Subsidiaries, to review, audit, check and inspect the Borrowers' other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries, with the officers, directors, employees and other representatives of the Borrowers and their Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

                            (c) Each of the Borrowers hereby irrevocably
authorizes and directs all accountants and auditors employed by any of the Borrowers and/or any of their Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of any or all of the Borrowers and/or any or all of their respective Subsidiaries in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of any or all of the Borrowers and/or any or all of their respective Subsidiaries. Further, each of the Borrowers hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to any and all of the Borrowers and/or any or all Subsidiaries, whether made by the Borrowers or otherwise.

                   5.1.4    Corporate Existence.

                   Each of the Borrowers shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrower to perform the Obligations, on the conduct of the Borrower's operations or on the Borrower's financial condition.

                   5.1.5    Compliance with Laws.

                   Each of the Borrowers shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a material adverse effect on the ability of the Borrowers to perform the Obligations, on the conduct of the Borrowers' operations or on the Borrowers' consolidated financial condition.

                   5.1.6    Preservation of Properties.

                   Each of the Borrowers will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, Patents, Trademarks and permits which are necessary for the orderly continuance of its business.

                   5.1.7    Line of Business.

                   Each of the Borrowers will continue to engage only in lines of business substantially the same as those in which they engage as of the date hereof.

                   5.1.8    Insurance.

                   Each of the Borrowers will, and will cause each of its Subsidiaries to, at all times maintain with "A" or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, each of the Borrowers will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Lender shall reasonably determine from time to time. Within thirty (30) days after notice in writing from the Lender, the Borrowers will obtain such additional insurance as the Lender may reasonably request.

                   5.1.9    Taxes.

                   Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, each of the Borrowers will, and will cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. Each of the Borrowers shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by any of the Borrowers from wages and salaries of employees and amounts contributed by any of the Borrowers on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

                   5.1.10   ERISA.

                   Each Borrower will, and will cause each of its Commonly Controlled Entities to, comply with the funding requirements of ERISA with respect to Plans for its respective employees. No Borrower will permit with respect to any Plan (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower to the PBGC. Upon the Lender's request, each Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan.

                   5.1.11 Notification of Events of Default and Adverse Developments.

                   Polk Audio shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

                            (a)  any Event of Default;

                            (b)  any Default;

                            (c)  any litigation instituted or threatened
against any of the Borrowers or any of their Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of any of the Borrowers or any Subsidiary where the claims against any Borrower or any Subsidiary exceed One Hundred Thousand Dollars ($100,000) and are not covered by insurance;

                            (d)  any event, development or circumstance whereby
the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of any of the Borrowers or any of their respective Subsidiaries;

                            (e)  any loss through fire, theft, liability or
property damage in excess of an aggregate of $100,000;

                            (f)  any judicial, administrative or arbitral
proceeding pending against any of the Borrowers or any of their respective Subsidiaries and any judicial or administrative proceeding known by any of the Borrowers to be threatened against any Borrower or any Subsidiary which, if adversely decided, could materially adversely affect the financial condition or operations (present or prospective) of any Borrower or any Subsidiary;

                            (g)  the receipt by any of the Borrowers or any
Subsidiary of any notice, claim or demand from any Governmental Authority which alleges that any of the Borrowers or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

                            (h)  any other development in the business or
affairs of any of the Borrowers or any of their respective Subsidiaries which may be materially adverse;

in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrowers propose to take with respect thereto.

                   5.1.12   Hazardous Materials; Contamination.

                   Each of the Borrowers agrees to:

                            (a)  give notice to the Lender immediately upon
acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Borrower or for which any Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of a Borrower's line of business expressly described in this Agreement), with a full description thereof;

                            (b)  promptly comply with any Laws requiring the
removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance;

                            (c)  provide the Lender, within thirty (30) days
after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by any Borrower or for which any Borrower is, or is claimed to be, responsible; and

                            (d)  as part of the Obligations, defend, indemnify
and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Borrower for which any Borrower is, or is claimed to be, responsible. Each Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

                   5.1.13   Financial Covenants.

                            (a)  Current Ratio. The Borrowers will maintain,
tested as of the end of each of the Borrowers' fiscal quarters, a Current Ratio so that it is not less than 1.5 to 1.0.

                            (b)  Tangible Net Worth. The Borrowers will
maintain, tested as of the end of each of the Borrowers' fiscal quarters, a Tangible Net Worth of not less than the sum of (a) $18,500,000 increased by, as of July 1 of each year hereafter, (b) an amount equal to 75% of the Borrowers' net income after distributions, if any, from each twelve-month period ending June 30 (commencing with the twelve-month period ending June 30, 1999) in which the Borrowers had a positive net income after distributions and decreased by
(c) an amount equal to
the amount of the cash purchases of treasury stock of Polk Audio subsequent to June 30, 1998 plus expenses directly related thereto which are payable to parties other than Affiliates of the Borrowers.

                            (c)  Fixed Charge Coverage Ratio Before Bonuses.
The Borrowers will maintain, tested as of the last day of each of the Borrowers' fiscal quarters for the four (4) quarter period ending on that date, a Fixed Charge Coverage Ratio Before Bonuses of not less than 3.5 to 1.0

                            (d)  Fixed Charge Coverage Ratio After Bonuses. The
Borrowers will maintain, tested as of the last day of each of the Borrowers' fiscal quarters for the four (4) quarter period ending on that date, a Fixed Charge Coverage Ratio After Bonuses of not less than 1.25 to 1.0.

                            (e)  Funded Indebtedness to EBBITDA. The Borrowers
will maintain, tested as of the last day of each of the Borrowers' fiscal quarters for the four (4) quarter period ending on that date, a ratio of (i) Funded Indebtedness to (ii) EBBITDA of not more than 2.0 to 1.0.

                   5.1.14   Senior Debt to Accounts and Inventory.

                   The Borrowers agree that at all times the aggregate of the Borrowers' (a) cash on hand (b) Accounts that are less than ninety (90) days past due (not older than sixty (60) days from the date of invoice) and (c) Inventory shall exceed the aggregate outstanding principal balance of the Revolving Loan, all Letter of Credit Obligations and Obligations (fixed or contingent) with respect to Interest Rate Protection Agreements.

      Section 5.2  Negative Covenants.

      So long as any of the Obligations or the Commitments or Letters of Credit therefor shall be outstanding hereunder, the Borrowers agree with the Lender that without the prior written consent of the Lender which consent, unless otherwise specifically noted hereinbelow, shall not be unreasonably withheld, conditioned or delayed:

                   5.2.1    Capital Structure, Merger, Acquisition or Sale of
                            Assets.

                   None of the Borrowers will alter or amend their capital structure, authorize any additional class of equity, issue any stock or equity of any class, enter into any merger or consolidation or amalgamation, windup or dissolve themselves (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person, or sell, lease or otherwise dispose of any of its assets (except Inventory disposed of in the ordinary course of business prior to an Event of Default). Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition (if any).

                   5.2.2    Subsidiaries.

                   None of the Borrowers will create or acquire any Subsidiaries other than the Subsidiaries identified on EXHIBIT B.

                   5.2.3    Purchase of Securities, Dividend Restrictions.

                   Except for redemption of issued and outstanding stock, none of the Borrowers will purchase or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of any Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, any Borrower, make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations. Notwithstanding the foregoing, so long as any of the Borrowers are eligible for taxation as a corporation under Subchapter S of the Internal Revenue Code, the Borrowers that are Subchapter S corporations may distribute to each of its shareholders (a) an amount sufficient to cover that shareholder's actual tax liability due and payable as a result of income of the Borrower attributed to such shareholder and (b) provided no Default or Event of Default exists, such other sums as may be available for distribution by such Borrower so long as the distribution thereof does not cause a Default or Event of Default to occur.

                   5.2.4    Indebtedness.

                   None of the Borrowers will create, incur, assume or suffer to exist any Indebtedness for Borrowed Money or permit any Subsidiary to do so, except:

                            (a)  the Obligations;

                            (b)  current accounts payable arising in the
ordinary course;

                            (c)  Indebtedness secured by Permitted Liens;

                            (d)  Subordinated Indebtedness;

                            (e)  Indebtedness owed to any of the other
Borrowers;

                            (f)  Indebtedness of the Borrowers existing on the
date hereof and reflected on the financial statements furnished pursuant to
Section 3.1.11 (Financial Condition); and

                            (g)  Unsecured Indebtedness of the Borrowers
incurred subsequent to the Closing Date provided that no Event of Default exists at the time incurred and the incurrence of such indebtedness does not cause a Default.

                   5.2.5    Investments, Loans and Other Transactions.

                   Except as otherwise provided in this Agreement, none of the Borrowers will, and will permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of any Borrower or any Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Indebtedness or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

                       (i) any advance to an officer or employee of any Borrower or any Subsidiary for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by all of the Borrowers and their Subsidiaries (taken as a whole) outstanding at any time shall not exceed that amount which is consistent with current practices;

                      (ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                      (iii)     any investment in Cash Equivalents; and

                      (iv) trade credit extended to customers in the ordinary course of business.

                   5.2.6    Subordinated Indebtedness.

                   None of the Borrowers will, and will permit any Subsidiary to make:

                            (a) any payment of principal of, or interest on,
any of the Subordinated Indebtedness if a Default or an Event of Default then exists hereunder or would result from such payment;

                            (b) any payment of the principal or interest due on
the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

                            (c) any amendment or modification of or
supplement to the documents evidencing or securing the Subordinated Indebtedness; and

                            (d) payment of principal or interest on the
Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

                   5.2.7    Liens.

                   Each Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy and (c) will not enter into any contracts for the consignment of goods in which it is the consignee, will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments, and will not, as a material part of its business, engage in the sale of goods belonging to others.

                   5.2.8    Transactions with Affiliates.

                   None of the Borrowers nor any of their Subsidiaries will enter into or participate in any transaction with any Affiliate or with the officers, directors, employees and other representatives of any Borrower and/or any Subsidiary except in the ordinary course of business and provided the same is carried out as an arms length transaction.

                   5.2.9    Other Businesses.

                   None of the Borrowers nor any of their Subsidiaries will engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.

                   5.2.10   ERISA Compliance.

                   None of the Borrowers nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of any Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

                   5.2.11   Prohibition on Hazardous Materials.

                   None of the Borrowers shall place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by any Borrower or for which any Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of a Borrower's business expressly described in this Agreement.

                   5.2.12   Method of Accounting; Fiscal Year.

                   Each Borrower agrees that:

                            (a) it shall not change the method of accounting
employed in the preparation of any financial statements furnished to the Lender under the provisions of Section 5.1.1 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrowers' accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrowers' prior financial statements

                            (b) it will not change its fiscal year from a year
ending on March 31.

                   5.2.13   Sale and Leaseback.

                   None of the Borrowers nor any of the Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

                                   ARTICLE VI
                        DEFAULT AND RIGHTS AND REMEDIES

      Section 6.1           Events of Default.

      The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                   6.1.1    Failure to Pay.

                   The failure of the Borrowers to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents which failure continues for five (5) days.

                   6.1.2    Breach of Representations and Warranties.

                   Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                   6.1.3    Failure to Comply with Certain Covenants.

                   The failure of the Borrowers to perform, observe or comply with any covenant, condition or agreement contained in Section 5.1.1 (Financial Statements), Section 5.1.3 (Recordkeeping, etc.), Section 5.1.4 (Corporate Existence), Section 5.1.8 (Insurance), Section 5.1.9 (Taxes), Section 5.1.10 (ERISA), Section 5.1.11 (Notification of Events of Default etc.), Section
5.1.13 (Financial Covenants), Section 5.1.14 (Senior Debt to Accounts and Inventory) and Section 5.2 (Negative Covenants).

                   6.1.4    Failure to Comply with Other Covenants.

                   The failure of the Borrowers to perform observe or comply with any covenant, condition or agreement contained in this Agreement other than those referred to in the other subsections of this ARTICLE VI and such failure continues for thirty (30) days after written notice by the Lender to the Borrowers.

                   6.1.5    Default Under Other Financing Documents or
                            Obligations.

                   A default shall occur under any of the other Obligations, and such default is not cured within any applicable grace period provided therein.

                   6.1.6    Receiver; Bankruptcy.

                   Any Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of any Borrower's or any Subsidiary's business or the use or disposition of a material portion of any Borrower's or any Subsidiary's assets.

                   6.1.7    Involuntary Bankruptcy, etc.

                   (a) An order for relief shall be entered in any involuntary case brought against any Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against any Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than any Borrower or any Subsidiary (i) adjudicating any Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of any Borrower or of any Subsidiary, or of a material portion of any Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of any Borrower's or any Subsidiary's business or the use or disposition of a material portion of any Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                   6.1.8    Judgment.

                   Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $100,000 against any Borrower or any Subsidiary, and the failure by such Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                   6.1.9    Default Under Other Borrowings.

                   Default shall be made with respect to any Indebtedness for Borrowed Money of any of the Borrowers (other than the Loans) in the aggregate in excess of $100,000 if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity, unless the Lender is in good faith satisfied that the Borrowers are in good faith contesting (by legal or other proceedings, if appropriate) the right of the holder so to accelerate and that the Borrowers have established sufficient reserves if such contest is unsuccessful.

                   6.1.10   Change in Ownership.

                   Any change in the ownership of the Borrowers such that Polk Audio no longer owns 100% of the other Borrowers or such that George M. Klopfer, Matthew S. Polk, Jr., and Craig C. Georgi, and their immediate families, in the aggregate own less than thirty-five percent (35%) of the voting common stock of Polk Audio.

                   6.1.11 Liquidation, Termination, Dissolution, Change in Management, etc.

                   Any Borrower shall liquidate, dissolve or terminate its existence or any change occurs in the senior management or control of any Borrower without the prior written consent of the Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

      Section 6.2  Remedies.

         Upon the occurrence of any Event of Default, the Lender may, in the exercise of its sole and absolute discretion from time to time, at any time thereafter exercise any one or more of the following rights, powers or remedies.

                   6.2.2    Acceleration.

                   The Lender may declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrowers hereby waive.

                   6.2.2    Further Advances.

                   The Lender may from time to time without notice to the Borrowers suspend, terminate or limit any further advances, loans or other extensions of credit under the Commitment, under this Agreement and/or under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections 6.1.6 (Receiver; Bankruptcy) or
6.1.7 (Involuntary Bankruptcy, etc.), the Revolving Credit Commitments and any agreement in any of the Financing Documents to provide additional credit and/or to issue Letters of Credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

                   6.2.3    Performance by Lender.

                   If the Borrowers shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Lender without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the

Borrowers, and may enter upon the premises of the Borrowers for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and each of the Borrowers hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender, in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrowers to the Lender on demand, and shall constitute and become a part of the Obligations.

                   6.2.4    Other Remedies.

                   The Lender may from time to time proceed to protect or enforce the rights of the Lender by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any or all of the Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender or any Affiliate of the Lender.

                                  ARTICLE VII

                                 MISCELLANEOUS

      Section 7.1  Notices.

      All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

               Borrowers:            Polk Audio, Inc.
                                     5601 Metro Drive
                                     Baltimore, Maryland 21215
                                     Attention:     George M. Klopfer,
                                                    Chief Executive Officer

               with a copy to:       Wilbert H. Sirota, Esquire
                                     Piper & Marbury L.L.P.
                                     36 South Charles Street
                                     Baltimore, Maryland 21201

               Lender:               NationsBank, N. A.
                                     MD4-302-16-01
                                     10 Light Street, 16th Floor
                                     Baltimore, Maryland 21202
                                     Attention:     James H. Peterson
                                                    Senior Vice President

               with a copy to:       Kathleen M. Donahue, Esquire
                                     Miles & Stockbridge P.C.
                                     10 Light Street
                                     Baltimore, Maryland 21202

         By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

      Section 7.1  Amendments; Waivers.

                   7.2.1    In General.

                   This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrowers. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing signed by the Lender. No course of dealing between the Borrowers and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws. Without implying any limitation on the foregoing:

                            (a)  Any waiver or consent shall be effective only
in the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument.

                            (b)  No waiver of any Default or Event of Default
shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                            (c)  No notice to or demand on the Borrowers in any
case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

                            (d) No failure or delay by the Lender to insist
upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times.


                            (e) By accepting payment after the due date of any
amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

      Section 7.3  Cumulative Remedies.

      The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Lender may:

                       (a) proceed against any one or more of the Borrowers with or without proceeding against any other Person (including, without limitation, any one or more of the Guarantors) who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                       (b) proceed against any one or more of the Borrowers with or without proceeding under any of the other Financing Documents or against any collateral and security for all or any part of the Obligations;

                       (c) without reducing or impairing the obligation of the Borrowers and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                       (d) without reducing or impairing the obligations of the Borrowers and without notice thereof:

                                 (i) approve the making of advances under the Revolving Loan under this Agreement;

                                 (ii) waive any provision of this Agreement or the other Financing Documents;

                                 (iii) exercise or fail to exercise rights of
                  set-off or other rights; or

                                 (iv)  accept partial payments or extend from
                  time to time the maturity of all or any part of the Obligations.

      Section 7.4  Severability.

      In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                       (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                       (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

                       (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrowers to the Lender shall become immediately due and payable; and

                       (d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

      Section 7.5  Assignments by Lender.

      The Lender may, with notice to but without the consent of the Borrowers, assign to any Person (each an "Assignee" and collectively, the "Assignees") all or a portion of the Lender's Commitments. The Lender and its Assignee shall notify the Borrowers in writing of the date on which the assignment is to be effective (the "Adjustment Date"). On or before the Adjustment Date, the assigning Lender, the Borrowers and the respective Assignee shall execute and deliver a written assignment agreement in a form acceptable to the Lender, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment. Upon the request of any assigning Lender following an assignment made in accordance with this Section 7.5, the Borrowers shall issue new Notes to the assigning Lender and its Assignee reflecting such assignment, in exchange for the existing Notes held by the assigning Lender.

      In addition, notwithstanding the foregoing, the Lender may at any time pledge all or any portion of the Lender's rights under this Agreement, any of the Commitments or any of the Obligations to a Federal Reserve Bank.

      Section 7.6  Participations by Lender.

      The Lender may at any time sell to one or more financial institutions participating interests in any of the Lender's Obligations or Commitments; provided, however, that (a) no such participation shall relieve the Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (b) the Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and (c) the Borrowers shall continue to deal solely and directly with th eLender in connection with the Lender's rights and obligations under this AGreement and the other Financing Documents.

            Section 7.7   Disclosure of Information by Lender.

            In connection with any sale, transfer, assignment or participation by the Lender in accordance with Section 7.5 (Assignments by Lender) or Section
7.6 (Participations by Lender), the Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise.

            Section 7.8   Successors and Assigns.

            This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective heirs, personal representatives, successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender.

            Section 7.9   Continuing Agreements.

            All covenants, agreements, representations and warranties made by the Borrowers in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans, the issuance of Letters of Credit by the Lender and the execution and delivery of the Notes, shall be binding upon the Borrowers regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, the Borrowers and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender and/or any of its agents and others, or to the extent there are, describing the same or stating that the same are waived and released.

            Section 7.10  Enforcement Costs.

            The Borrowers agree to pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrowers agree, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this

Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

            Section 7.11  Applicable Law; Jurisdiction.

                          7.11.1 Applicable Law.

                          Borrowers acknowledge and agree that the Financing
Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

                          7.11.2 Submission to Jurisdiction.

                          The Borrowers irrevocably submit to the jurisdiction
of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. Each of the Borrowers irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrowers and may be enforced in any court in which the Borrowers are subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrowers in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                           7.11.3 Appointment of Agent for Service of Process.

                           The Borrowers hereby irrevocably designate and
appoint Wilbert H. Sirota, Esq., c/o Piper & Marbury L.L.P., 36 South Charles Street, Baltimore, Maryland 21201, as the Borrowers' authorized agent to receive on the Borrowers' behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this
Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrowers shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                            7.11.4 Service of Process.

                            Each of the Borrowers hereby consents to process
being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to Section 7.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower's agent for service of process by or pursuant to this Section. The Borrowers irrevocably agree that such service (y) shall be deemed in every respect effective service of process upon the Borrowers in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrowers. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrowers in the courts of any jurisdiction or jurisdictions.

            Section 7.12  Duplicate Originals and Counterparts.

            This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

            Section 7.13  Headings.

            The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

            Section 7.14  No Agency.

            Nothing herein contained shall be construed to constitute the Borrowers as the agent of the Lender for any purpose whatsoever or to permit the Borrowers to pledge any of the credit of the Lender. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

            Section 7.15  Date of Payment.

            Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

            Section 7.16  Entire Agreement.

            This Agreement is intended by the Lender and the Borrowers to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrowers shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

            Section 7.17  Waiver of Trial by Jury.

            THE BORROWERS AND THE LENDERS HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT OR (B) ANY OF THE FINANCING DOCUMENTS. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR

PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

            This waiver is knowingly, willingly and voluntarily made by the Borrowers and the Lender, and the Borrowers and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

            Section 7.18  Liability of the Lender.

            The Borrowers hereby agree that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in any security for the Obligations excepting gross negligence and willful misconduct.

            Section 7.19  Indemnification.

            The Borrowers agrees to indemnify and hold harmless, Lender, the respective parent and Affiliates of the Lender and the respective parent's and Affiliates' officers, directors, shareholders, employees and agents (each an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation, reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Financing Documents, including without limitation, any failure of the Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan documents, or any other Event of Default; (b) the use by the Borrowers of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against (i) the Borrowers or any of their Affiliates by any other Person, or (ii) any Indemnified Party by the Borrowers in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, the Borrowers shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence, willful misconduct or unlawful actions of such Indemnified Party. Any amount payable to the Lender under this Section will bear interest at the Post-Default Rate from the due date until paid.

            IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS OR ATTEST:                                                      POLK AUDIO, INC.

--------------------------                                              By:                          (SEAL)
                                                                           --------------------------
                                                                              George M. Klopfer
                                                                              Chief Executive Officer

--------------------------                                              By:                          (SEAL)
                                                                           --------------------------
                                                                              Matthew S. Polk, Jr.
                                                                              Chairman of the Board of Directors

WITNESS:                                                                BRITANNIA INVESTMENT CORP.

--------------------------                                              By:                          (SEAL)
                                                                           --------------------------
                                                                              George M. Klopfer
                                                                              Chief Executive Officer

WITNESS:                                                                POLK AUDIO EUROPE, INC.

--------------------------                                              By:                          (SEAL)
                                                                           --------------------------
                                                                              George M. Klopfer
                                                                              Chief Executive Officer

WITNESS:                                                                EOSONE INTERNATIONAL, INC.

--------------------------                                              By:                          (SEAL)
                                                                           --------------------------
                                                                              George M. Klopfer
                                                                              Chief Executive Officer


WITNESS:                                                                NATIONSBANK, N. A.

--------------------------                                              By:                          (SEAL)
                                                                           --------------------------
                                                                              James H. Peterson
                                                                              Senior Vice President

                                LIST OF EXHIBITS

A-1.                    Revolving Credit Note

A-2.                    Term Note

B.                      Security Agreement

                                LIST OF SCHEDULES

Schedule 3.1.10         Litigation

Schedule 3.1.13         Indebtedness for Borrowed Money

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS                                                                                                      1
Section 1.1             Certain Defined Terms.                                                                             1
Section 1.2             Accounting Terms and Other Definitional Provisions.                                               12

ARTICLE II THE CREDIT FACILITIES                                                                                          13
Section 2.1             The Revolving Credit Facility.                                                                    13
        2.1.1       Revolving Credit Facility.                                                                            13
        2.1.2       Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.                      13
        2.1.3       Revolving Credit Note.                                                                                14
        2.1.4       Optional Prepayments of Revolving Loan.                                                               14
        2.1.5       Revolving Loan Account.                                                                               14
        2.1.6       Revolving Credit Unused Line Fee.                                                                     15
        2.1.7       Increase of Revolving Credit Committed Amount.                                                        15
Section 2.2             The Term Loan Facility.                                                                           15
        2.2.1       Term Loan Commitment.                                                                                 15
        2.2.2       Procedure for Making Advances Under the Term Loan.                                                    15
        2.2.3       The Term Note.                                                                                        15
        2.2.4       Optional Prepayments of Term Loan.                                                                    16
Section 2.3             The Letter of Credit Facility.                                                                    16
        2.3.1       Letters of Credit.                                                                                    16
        2.3.2       Letter of Credit Fees.                                                                                16
        2.3.3       Terms of Letters of Credit; Post-Expiration Date Letters of Credit.                                   16
        2.3.4       Procedures for Letters of Credit.                                                                     17
        2.3.5       Payments of Letters of Credit.                                                                        18
Section 2.4             General Financing Provisions.                                                                     18
        2.4.1       Borrowers' Representatives.                                                                           18
        2.4.2       Use of Proceeds of the Loans.                                                                         20
        2.4.3       Origination Fee.                                                                                      20
        2.4.4       Computation of Interest and Fees.                                                                     20
        2.4.5       Payments.                                                                                             20
        2.4.6       Liens; Setoff.                                                                                        20
        2.4.7       Requirements of Law.                                                                                  21
        2.4.8       Guaranty.                                                                                             21

ARTICLE III REPRESENTATIONS AND WARRANTIES                                                                                24
Section 3.1             Representations and Warranties.                                                                   24
        3.1.1       Subsidiaries.                                                                                         24
        3.1.2       Good Standing.                                                                                        24
        3.1.3       Power and Authority.                                                                                  25
        3.1.4       Binding Agreements.                                                                                   25
        3.1.5       No Conflicts.                                                                                         25
        3.1.6       No Defaults, Violations.                                                                              25
        3.1.7       Compliance with Laws.                                                                                 25
        3.1.8       Margin Stock.                                                                                         26
        3.1.9       Investment Company Act; Margin Securities.                                                            26
        3.1.10      Litigation.                                                                                           26
        3.1.11      Financial Condition.                                                                                  26
        3.1.12      Full Disclosure.                                                                                      27
        3.1.13      Indebtedness for Borrowed Money.                                                                      27
        3.1.14      Taxes.                                                                                                27

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
        3.1.15      ERISA.                                                                                                27
        3.1.16      Title to Properties.                                                                                  28
        3.1.17      Patents, Trademarks, Etc.                                                                             28
        3.1.18      Presence of Hazardous Materials or Hazardous Materials Contamination.                                 28
        3.1.19      Year 2000 Compliance.                                                                                 28
Section 3.2             Survival; Updates of Representations and Warranties.                                              29

ARTICLE IV CONDITIONS PRECEDENT                                                                                           29
Section 4.1             Conditions to the Initial Advance and Initial Letter of Credit.                                   29
        4.1.1       Organizational Documents - Borrowers.                                                                 29
        4.1.2       Opinion of Borrowers' Counsel.                                                                        30
        4.1.3       Consents, Licenses, Approvals, Etc.                                                                   30
        4.1.4       Notes.                                                                                                30
        4.1.5       Financing Documents.                                                                                  30
        4.1.6       Other Financing Documents.                                                                            30
        4.1.7       Other Documents, Etc.                                                                                 30
        4.1.8       Payment of Fees.                                                                                      31
        4.1.9       Insurance Certificate.                                                                                31
Section 4.2             Conditions to all Extensions of Credit.                                                           31
        4.2.1       Compliance.                                                                                           31
        4.2.2       Default.                                                                                              31
        4.2.3       Representations and Warranties.                                                                       31
        4.2.4       Adverse Change.                                                                                       31
        4.2.5       Legal Matters.                                                                                        31

ARTICLE V COVENANTS OF THE BORROWERS                                                                                      32
Section 5.1             Affirmative Covenants.                                                                            32
        5.1.1       Financial Statements.                                                                                 32
        5.1.2       Reports to SEC and to Stockholders.                                                                   33
        5.1.3       Recordkeeping, Rights of Inspection, Etc.                                                             33
        5.1.4       Corporate Existence.                                                                                  33
        5.1.5       Compliance with Laws.                                                                                 34
        5.1.6       Preservation of Properties.                                                                           34
        5.1.7       Line of Business.                                                                                     34
        5.1.8       Insurance.                                                                                            34
        5.1.9       Taxes.                                                                                                34
        5.1.10      ERISA.                                                                                                35
        5.1.11      Notification of Events of Default and Adverse Developments.                                           35
        5.1.12      Hazardous Materials; Contamination.                                                                   36
        5.1.13      Financial Covenants.                                                                                  36
        5.1.14      Senior Debt to Accounts and Inventory.                                                                37
Section 5.2             Negative Covenants.                                                                               37
        5.2.1       Capital Structure, Merger, Acquisition or Sale of Assets.                                             37
        5.2.2       Subsidiaries.                                                                                         37
        5.2.3       Purchase of Securities, Dividend Restrictions.                                                        38
        5.2.4       Indebtedness.                                                                                         38
        5.2.5       Investments, Loans and Other Transactions.                                                            38
        5.2.6       Subordinated Indebtedness.                                                                            39
        5.2.7       Liens.                                                                                                39
        5.2.8       Transactions with Affiliates.                                                                         40
        5.2.9       Other Businesses.                                                                                     40
        5.2.10      ERISA Compliance.                                                                                     40
        5.2.11      Prohibition on Hazardous Materials.                                                                   40
        5.2.12      Method of Accounting; Fiscal Year.                                                                    40


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
        5.2.13      Sale and Leaseback.                                                                                   40

ARTICLE VI DEFAULT AND RIGHTS AND REMEDIES                                                                                41
Section 6.1             Events of Default.                                                                                41
        6.1.1       Failure to Pay.                                                                                       41
        6.1.2       Breach of Representations and Warranties.                                                             41
        6.1.3       Failure to Comply with Certain Covenants.                                                             41
        6.1.4       Failure to Comply with Other Covenants.                                                               41
        6.1.5       Default Under Other Financing Documents or Obligations.                                               41
        6.1.6       Receiver; Bankruptcy.                                                                                 41
        6.1.7       Involuntary Bankruptcy, etc.                                                                          42
        6.1.8       Judgment.                                                                                             42
        6.1.9       Default Under Other Borrowings.                                                                       42
        6.1.10      Change in Ownership.                                                                                  43
        6.1.11      Liquidation, Termination, Dissolution, Change in Management, etc.                                     43
Section 6.2             Remedies.                                                                                         43
        6.2.1       Acceleration.                                                                                         43
        6.2.2       Further Advances.                                                                                     43
        6.2.3       Performance by Lender.                                                                                43
        6.2.4       Other Remedies.                                                                                       44

ARTICLE VII MISCELLANEOUS                                                                                                 44
Section 7.1             Notices.                                                                                          44
Section 7.2             Amendments; Waivers.                                                                              45
        7.2.1       In General.                                                                                           45
Section 7.3             Cumulative Remedies.                                                                              46
Section 7.4             Severability.                                                                                     47
Section 7.5             Assignments by Lender.                                                                            47
Section 7.6             Participations by Lender.                                                                         47
Section 7.7             Disclosure of Information by Lender.                                                              48
Section 7.8             Successors and Assigns.                                                                           48
Section 7.9             Continuing Agreements.                                                                            48
Section 7.10            Enforcement Costs.                                                                                48
Section 7.11            Applicable Law; Jurisdiction.                                                                     49
        7.11.1      Applicable Law.                                                                                       49
        7.11.2      Submission to Jurisdiction.                                                                           49
        7.11.3      Appointment of Agent for Service of Process.                                                          49
        7.11.4      Service of Process.                                                                                   49
Section 7.12            Duplicate Originals and Counterparts.                                                             50
Section 7.13            Headings.                                                                                         50
Section 7.14            No Agency.                                                                                        50
Section 7.15            Date of Payment.                                                                                  50
Section 7.16            Entire Agreement.                                                                                 50
Section 7.17            Waiver of Trial by Jury.                                                                          50
Section 7.18            Liability of the Lender.                                                                          51
Section 7.19            Indemnification.                                                                                  51

LIST OF SCHEDULES                                                                                                         55



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